Exhibit 10.1

$300,000,000

BONANZA CREEK ENERGY, INC.

6 ¾% Senior Notes due 2021

PURCHASE AGREEMENT

Dated:  April 4, 2013

i

EXHIBITS

Exhibit A	Initial Purchasers
Exhibit B	Guarantors
Exhibit C	Subsidiaries of the Company
Exhibit D	Form of Pricing Term Sheet
Exhibit E	Issuer Free Writing Documents
Exhibit F-1	Form of Opinion of Company Counsel
Exhibit F-2	Form of Opinion of Special Counsel

ii

$300,000,000

BONANZA CREEK ENERGY, INC.

6 ¾% Senior Notes due 2021

PURCHASE AGREEMENT

April 4, 2013

Wells Fargo Securities, LLC
550 S. Tryon Street
Charlotte, North Carolina  28202
As Representative of the several Initial Purchasers

Ladies and Gentlemen:

Bonanza Creek Energy, Inc., a Delaware corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Initial Purchasers named on Exhibit A hereto (collectively, the “Initial Purchasers,” which term shall also include any person substituted for an Initial Purchaser pursuant to Section 10 hereof), for whom Wells Fargo is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of $300,000,000 in aggregate principal amount of the Company’s 6 ¾% Senior Notes due 2021 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of the Closing Date (as defined herein) (the “Indenture”) among the Company, the Guarantors referred to below, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Company’s obligations under the Securities, including the due and punctual payment of interest on the Securities, will be irrevocably and unconditionally guaranteed on an unsecured basis (the “Guarantees”) by the guarantors named on Exhibit B hereto (together, the “Guarantors”).  As used herein, the term “Securities” shall include the Guarantees, unless the context otherwise requires.  Certain terms used in this purchase agreement (this “Agreement”) are defined in Section 15 hereof.

The Securities will be offered and sold to the Initial Purchasers without registration under the 1933 Act, in reliance on the exemption provided by Section 4(2) of the 1933 Act.  The Company and the Guarantors have prepared a preliminary offering memorandum, dated April 1, 2013 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Exhibit D (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum and an offering memorandum, dated April 5, 2013 (the “Offering Memorandum”), setting forth information regarding the Company and the Securities.  The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time, together with the Pricing Term Sheet and any of the documents listed on Exhibit E hereto are collectively referred to as the “General Disclosure Package.”  The Company and the Guarantors hereby confirm that they have authorized the use of the General Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers.

Any reference to the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act, on or prior to the date of the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, as the case may be.  Any reference to the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act after the date of the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date.  All documents filed under the 1934 Act and so deemed to be included in the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.”

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Securities purchased by you hereunder on the terms set forth in each of the General Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the 1933 Act (“QIBs”), and (ii) in compliance with Regulation S under the 1933 Act (“Regulation S”).  Those persons specified in clauses (i) and (ii) of this paragraph are referred to herein as “Eligible Purchasers.”

Holders (including subsequent transferees) of the Securities will have the benefit of registration rights set forth in a registration rights agreement, in a form reasonably satisfactory to the parties hereto (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers to be dated the Closing Date (as defined herein).  Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission under the circumstances set forth therein, a registration statement under the 1933 Act relating to the Company’s 6 ¾% Senior Notes (the “Exchange Notes”) and the Guarantors’ Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Securities and the Guarantees (the “Exchange Offer”).

SECTION 1.  Representations and Warranties.

(a)           Representations and Warranties by the Company and the Guarantors.  The Company and each Guarantor, jointly and severally, represents and warrants to each Initial Purchaser as of the Applicable Time and as of the Closing Date referred to in Section 2(b) hereof, and agree with each Initial Purchaser, as follows:

(1)           Rule 144A Information.  Each of the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information required by Rule 144A(d)(4) under the 1933 Act.

(2)           No Stop Orders. The Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt

Resales.  No order or decree preventing the use of the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors is contemplated.

(3)           No Material Misstatement or Omission.  (i) the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Offering Memorandum, as of the date thereof, did not and, at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) each Issuer Free Writing Document (as defined below) set forth on Exhibit E, when taken together with the General Disclosure Package, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding paragraph do not apply to statements in or omissions from the Preliminary Offering Memorandum, the Offering Memorandum, the General Disclosure Package, any Issuer Free Writing Document or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information relating to any Initial Purchaser furnished to the Company by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(4)           Exchange Act Reports.  The Exchange Act Reports incorporated in the General Disclosure Package or the Offering Memorandum, at the respective times they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder and did not or  will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(5)           No Other Securities of Same Class. When the Securities and Guarantees are issued and delivered pursuant to this Agreement, such Securities and Guarantees will not be of the same class (within the meaning of Rule 144A under the 1933 Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.

(6)           No Registration.  No registration under the 1933 Act of the Securities or the Guarantees, and no qualification of the Indenture under the 1939 Act with respect thereto, is required for the sale of the Securities and the Guarantees to you as contemplated hereby or for the initial resale of Securities by you to the Exempt Resales, assuming the accuracy of the Initial Purchasers’ representations in this Agreement.

(7)           No General Solicitation.  No form of general solicitation or general advertising within the meaning of Regulation D under the 1933 Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its affiliates or any of its representatives (other than you, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Securities, assuming the accuracy of the representations and warranties of the Initial Purchasers in this Agreement.

(8)           Regulation S Compliance.  The Company is a Category 2 issuer for purposes of Regulation S.  No directed selling efforts within the meaning of Rule 902 under the 1933 Act were or will be used by the Company and its subsidiaries or any of their representatives (other than you, as to whom the Company and the Guarantors make no representation) with respect to Securities sold in reliance on Regulation S, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you, as to whom the Company and the Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the 1933 Act.

(9)           No Integration.  Neither the Company, any Guarantor nor any other person acting on behalf of the Company or any Guarantor has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(10)         Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(11)         Full Power.  The Company and each Guarantor has full right, power and authority to execute, deliver and perform its obligations under the Transaction Documents.

(12)         The Indenture.  The Indenture has been duly authorized by the Company and each Guarantor, and, on the Closing Date, will have been duly executed and delivered by the Company and each Guarantor and will constitute a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.  No qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales.

(13)         The Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized by the Company and each Guarantor.  When the Registration Rights Agreement has been executed and delivered in accordance with the terms hereof and thereof, it will constitute a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity and, as to rights of indemnification and contribution, by principles of public policy.

(14)         The Securities.  The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(15)         The Exchange Notes.  The Exchange Notes have been duly authorized.  When issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided in the Registration Rights Agreement, will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(16)         The Guarantees.  The Guarantees have been duly authorized.  When the Securities are delivered against payment therefor as provided in this Agreement, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(17)         The Exchange Guarantees.  The Exchange Guarantees have been duly authorized.  When issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided in the Registration Rights Agreement, will be validly issued will constitute valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(18)         Description of the Securities and Agreements.  The Securities, the Exchange Notes, the Guarantees, the Exchange Guarantees, the Registration Rights Agreement, and the Indenture conform and will conform in all material respects to the respective statements relating thereto contained in the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum.

(19)         Solvency.  On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the General Disclosure Package and the Offering Memorandum, the Company and each Guarantor (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of  the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the General Disclosure Package and the Offering Memorandum, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and has no current plans to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in applicable laws.

(20)         Margin Requirements.  None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(21)         Good Standing of the Company.  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, operations, prospects or properties of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(22)         Guarantors.  Each Guarantor has been duly organized, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued ownership interests of each Guarantor have been duly and validly authorized and issued in accordance with the limited liability company agreement applicable to each such Guarantor, are fully paid (to the extent required by such limited liability company agreements), are non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act), are owned directly or indirectly by the Company and are free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims granted under the Credit Agreement, dated as of March 29, 2011, among the Company, KeyBank National Association (as successor in interest to BNP Paribas), as administrative agent and as issuing lender, and the other lenders party thereto, as amended by Amendment No. 1 dated as of April 29, 2011, Amendment No. 2 & Agreement dated as of September 15, 2011, the Resignation, Consent and Appointment Agreement and Amendment Agreement dated as of April 6, 2012, Amendment No. 3 & Agreement dated as of May 8, 2012, Amendment No. 4 dated as of July 31, 2012, Amendment No. 5 dated as of October 30, 2012, and Amendment No. 6 dated as of March 29, 2013 (as so amended, the “Credit Facility”).

(23)         Absence of Defaults and Conflicts Resulting from Transaction.  The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their obligations under, the Transaction Documents will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company or the certificate of formation or limited liability company agreement of any Guarantor, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any contravention described in clauses (i) and (iii) that would not, individually or in the aggregate, have a Material Adverse Effect.  No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantors of their obligations under the Transaction Documents, except (i) any necessary qualification under securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and (ii) where the failure to obtain such consent, approval, authorization, order or qualification would not, individually or in the aggregate, have a Material Adverse Effect.

(24)         No Material Adverse Change in Business.  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or properties of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Offering Memorandum; including, except as described in the General Disclosure Package or the Offering Memorandum, any loss or interference with its business from fire, explosion, flood, or any other calamity or from any labor dispute or government action, order, decree, or agency decision.

(25)         Litigation.  There are no legal or governmental proceedings pending or, to the knowledge of the Company or any Guarantor, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than (A) proceedings accurately described in the General Disclosure Package and the Offering Memorandum, (B) proceedings that would not have a Material Adverse Effect, or (C) proceedings that would not materially and adversely affect the power or ability of the Company or the Guarantors to perform their obligations under the Transaction Documents or to consummate the transactions contemplated by the General Disclosure Package and the Offering Memorandum or (ii) that are required to be described in the Exchange Act Reports and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Exchange Act Reports or to be filed as exhibits to the Exchange Act Reports that are not described or filed as required.

(26)         Investment Company Status.  The Company and each Guarantor is not, and after giving effect to the offering and sale of the Securities, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(27)         Reserve Engineers.  Cawley, Gillespie & Associates, Inc. (“CG&A”), a reserve engineer that prepared reserve reports on estimated net proved oil and natural gas reserves held by the Company and its predecessors as of January 1, 2011, January 1, 2012 and January 1, 2013, was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its predecessors.  The information contained in the General Disclosure Package and the Offering Memorandum regarding estimated proved reserves is based upon the reserve reports prepared by CG&A.  The information provided to CG&A by the Company, including, without limitation, information as to: production, costs of operation and development, current prices for production and agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates the reports were made.  Such information was provided to CG&A in accordance with all customary industry practices.

(28)         Reserve Reports.  The reserve reports prepared by CG&A setting forth the estimated proved reserves attributed to the oil and gas properties of the Company accurately reflect in all material respects the ownership interests of the Company, its subsidiaries and its predecessors in the properties therein.  Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the General Disclosure Package and the Offering Memorandum, the Company and the Guarantors are not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the General Disclosure Package or the Offering Memorandum and reserve reports; and estimates of such reserves and present values as described in the General Disclosure Package or the Offering memorandum and reflected in the reserve reports comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act.

(29)         Environmental Laws.  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.  Except as described in the General Disclosure Package and the Offering Memorandum, none of the Company or its subsidiaries anticipates any material capital expenditures for fiscal years 2013 and 2014 required by Environmental Laws.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(30)         Registration Rights.  Except for the registration rights agreement, dated as of December 23, 2010, among the Company, Project Black Bear LP, Her Majesty the Queen in Right of Alberta and other parties thereto and the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Securities offered pursuant to the Offering Memorandum.

(31)         Anti-Corruption.  Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the Company’s knowledge, any employee, affiliate, agent or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(32)         Anti-Money Laundering.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s or any Guarantor’s knowledge, threatened.

(33)         Economic Sanctions.  (i)  Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the Company’s or any Guarantor’s knowledge, any other employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); and (ii) for the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(34)         Subsequent Events.  Subsequent to the respective dates as of which information is given in each of the General Disclosure Package and the Offering Memorandum, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long term debt of the Company and its subsidiaries, except in each case as described in each of the General Disclosure Package and the Offering Memorandum, respectively.

(35)         Title to Property.  The Company and its subsidiaries have (i) good and defensible title to all of the interests in oil and gas properties underlying the Company’s estimates of its net proved reserves contained in the General Disclosure Package and the

Offering Memorandum and (ii) good and marketable title to all other real and personal property reflected in the General Disclosure Package and the Offering Memorandum as assets owned by them, in each case free and clear of all liens, encumbrances and defects except such as (x) are described in the General Disclosure Package and the Offering Memorandum, (y) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations or (z) would not have a Material Adverse Effect.  Any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; and the working interests derived from oil, gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Company or its subsidiaries reflect in all material respects the rights of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property in the manner contemplated by the General Disclosure Package and the Offering Memorandum, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.  With respect to interests in oil and gas leases obtained by or on behalf of the Company or its subsidiaries that have not yet been drilled or included in a unit for drilling, the Company or its subsidiaries have carried out such title investigations in accordance with the practices customary in the oil and gas industry in the areas in which the leased properties are located.

(36)         Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(37)         Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the General Disclosure Package and the Offering Memorandum, or, to the knowledge of the Company or any Guarantor, is imminent except for any such dispute that would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any Guarantor is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

(38)         Insurance.  The Company and each of its subsidiaries, on a consolidated basis, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the General Disclosure Package and the Offering Memorandum.

(39)         Possession of Licenses and Permits.  The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses in the manner contemplated by the General Disclosure Package and the Offering Memorandum, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, except as described in the General Disclosure Package and the Offering Memorandum; and the Company does not reasonably expect any future inability to acquire such permits as are necessary to conduct its business in the manner contemplated by the General Disclosure Package and the Offering Memorandum.

(40)         Internal Controls; Disclosure Controls.  The Company and each of its subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act).  Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the

Company in the reports that it will be required to file or submit under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(41)         Financial Statements.  The financial statements included in the General Disclosure Package and the Offering Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the schedules included in the Offering Memorandum present fairly the information required to be stated therein; and except as included in the General Disclosure Package and the Offering Memorandum, no other financial statement or supporting schedules are required to be included or incorporated by reference therein.

(42)         Tax Filings.  The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency that could reasonably be expected to be determined adversely to the Company or its subsidiaries and that could reasonably be expected to have) a Material Adverse Effect.

(43)         Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the 1933 Act.

(b)           Certificates.  Any certificate signed by any officer of the Company, or any of its subsidiaries (whether signed on behalf of such officer, the Company, or such subsidiary) and delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Initial Purchasers; Closing; Agreements to Sell, Purchase and Resell

(a)           The Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Guarantors agree to sell to each Initial Purchaser, severally and not jointly, and each Initial

Purchaser, severally and not jointly, agrees to purchase from the Company and each of the Guarantors, the aggregate principal amount of Securities set forth opposite such Initial Purchaser’s name in Exhibit A hereto plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case at a price equal to 98.096% of the principal amount thereof.  Neither the Company nor the Guarantors will be obligated to deliver any of the Securities except upon payment of all of the Securities to be purchased as provided herein.

(b)           Payment.  Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Latham & Watkins LLP, 811 Main Street Suite 3700, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (New York City time) on April 9, 2013 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representative for the respective accounts of the Initial Purchasers of the Securities to be purchased by them.  It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  Wells Fargo, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Date, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c)           Delivery of Securities.  The Company shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date and, on or prior to the Closing Date, the Company shall deliver the Global Securities to DTC or to the Trustee, acting as custodian for DTC, as applicable.  Delivery of the Securities to the Initial Purchasers on the Closing Date shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

(d)           Representations of the Initial Purchasers.  Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it intends to offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the General Disclosure Package.  Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company and the Guarantors, that such Initial Purchaser: (i) is a QIB; (ii) in connection with the Exempt Resales, will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, the Eligible Purchasers in accordance with this Agreement and the terms contemplated by the General Disclosure Package; and (iii) will not offer or sell the Securities, nor has it offered or sold the Securities by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the 1933 Act, in connection with the offering of the Securities.  The Initial Purchasers have advised the Company that they will offer the Securities to Eligible Purchasers at a price initially equal to 98.096% of the principal amount thereof, plus accrued interest, if any, from the Closing Date.  Such price may be changed by the Initial Purchasers at any time without notice.  Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to this Agreement, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

SECTION 3.  Covenants of the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, covenant with each Initial Purchaser as follows:

(a)   Securities Law Compliance.  The Company will (i) advise each Initial Purchaser promptly after obtaining knowledge (and, if requested by any Initial Purchaser, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the General Disclosure Package, any Issuer Free Writing Document or the Offering Memorandum, untrue or that requires the making of any additions to or changes in the General Disclosure Package, any Issuer Free Writing Document or the Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)   Amendments.  The Company will give the Representative notice of its intention to prepare any amendment, supplement or revision to the Preliminary Offering Memorandum, the Offering Memorandum or any Issuer Free Writing Document, and the Company will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed use, and will not use any such document to which the Representative or counsel for the Initial Purchasers shall reasonably object.  The Company will give the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time.  The Company will give the Representative notice of its intention to make any such filing from and after the Applicable Time through the Closing Date (or, if later, through the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers) and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Initial Purchasers shall reasonably object.

(c)   Delivery of Disclosure Documents to the Representative.  The Company will deliver to the Representative and counsel for the Initial Purchasers, within the later of one day after the date hereof or one day after the date thereof and without charge, such number of copies of the Preliminary Offering Memorandum, the Pricing Term Sheet and the Offering Memorandum and any amendment or supplement to any of the foregoing as they reasonably request.

(d)   Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Offering Memorandum.  If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Initial Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum (or, in each case, any documents incorporated by reference therein) so that the General Disclosure Package or the Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representative or counsel for the Initial Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum (or, in each case, any documents incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to prepare such amendment or supplement (or, if the Representative or counsel for the Initial Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and the Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request.  If at any time an event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Initial Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement any Issuer Free Writing Document so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representative or counsel for the Initial Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Document in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to prepare such amendment or supplement (or, if the Representative or counsel for the Initial Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and, subject to Section 3(b) hereof distribute, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request.

(e)   Use of Offering Materials.  The Company and each of the Guarantors consents to the use of the General Disclosure Package and the Offering Memorandum in accordance with the securities or “Blue Sky” laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

(f)    “Blue Sky” and Other Qualifications.  The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g)   Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Offering Memorandum under “Use of Proceeds.”

(h)   Restriction on Sale of Securities. From and including the date of this Agreement through and including the 60th day after the date of this Agreement, the Company and the Guarantors will not, without the prior written consent of Wells Fargo, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by the Company or any Guarantor (other than the Securities issued under this Agreement and the Exchange Offer) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by the Company.

(i)    Rule 144A Information.  So long as any of the Securities are outstanding, the Company and the Guarantors will, upon request, furnish at their expense to the Initial Purchasers and to the holders of the Securities and prospective purchasers of the Securities the information required by Rule 144A(d)(4) under the 1933 Act (if any).

(j)    Pricing Term Sheet.  The Company will prepare the Pricing Term Sheet reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit D and otherwise in form and substance satisfactory to the Representative; provided that the Company will furnish the Representative with copies of any such Pricing Term Sheet and will not use any such document to which the Representative or counsel to the Initial Purchasers shall object.

(k)   Preparation of the Offering Memorandum.  Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Offering Memorandum, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as the Representative and the Company may deem appropriate.

(l)    DTC.  The Company will use their best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(m)  No Stabilization.  The Company, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Securities.

(n)   No Affiliate Resales.  The Company and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the 1933 Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company, the Guarantors or any of their respective affiliates and resold in a transaction registered under the 1933 Act.

(o)   No Integration.  The Company will not, and will ensure that no affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the 1933 Act) that would be integrated, including as a result of the doctrine under Rule 502 of the 1933 Act Regulations, with the sale of the Securities in a manner that would require the registration under the 1933 Act of the sale to the Initial Purchaser or to the Eligible Purchasers of the Securities.

(p)   Transaction Documents.  The Company and the Guarantors will do and perform all things required or necessary to be done and performed by them prior to the Closing Date pursuant to the Transaction Documents, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Securities.

SECTION 4.  Payment of Expenses.

(a)           Expenses.  The Company and the Guarantors, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation and printing of the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Initial Purchasers of each of the Transaction Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Initial Purchasers, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Initial Purchasers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Guarantors, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto and the reasonable fees and disbursements of special Canadian counsel for the Initial Purchasers in connection with the preparation of any Canadian “wrapper”, (vi) the preparation, printing and delivery to the Initial Purchasers of copies of the Preliminary Offering Memorandum, the General Disclosure Package, the Offering Memorandum, and any Issuer Free Writing Documents and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Initial Purchasers of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Transaction Documents, (ix) all fees charged by any rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC and (x) all travel expenses of each Initial Purchaser and the Company’s officers and employees and any other expenses of each Initial Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Securities, and expenses associated with any electronic road show provided, however, that the Initial Purchasers will pay for 50% of the costs and expenses of any chartered flight, except for flights on which there is no representative of the Initial Purchasers.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii)(A), Section 9(a)(v) or Section 10 hereof, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers; provided, however, that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Initial Purchasers, neither the Company nor the Guarantors will be obligated to reimburse any defaulting Initial Purchaser for any out-of-pocket expenses.

SECTION 5.  Conditions of Initial Purchasers’ Obligations.  The obligations of the several Initial Purchasers hereunder are subject to the accuracy, on the date hereof and at the Closing Date, of the representations and warranties of the Company and the Guarantors contained in this Agreement, or in certificates signed by any officer of the Company, any Guarantor or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Representative or counsel for the Initial Purchasers, to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)   Opinion of Counsel for Company and the Guarantors.  At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Mayer Brown LLP, counsel for the Company and the Guarantors (“Company Counsel”), addressed to the Initial Purchasers and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers, to the effect set forth in Exhibit F-1 hereto and to such further effect as the Representative may reasonably request.

(b)   Opinion of Special Counsel for Company and the Guarantors.  At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Akin Gump Strauss Hauer & Feld LLP, special counsel for the Company and the Guarantors (“Special Counsel”), addressed to the Initial Purchasers and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers, to the effect set forth in Exhibit F-2 hereto and to such further effect as the Representative may reasonably request.

(c)   Opinion of Counsel for Initial Purchasers.  At the Closing Date, the Representative shall have received the favorable letter, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Indenture, the General Disclosure Package and the Offering Memorandum, and any amendments or supplements thereto and such other matters as the Representative may reasonably request.

(d)   Officers’ Certificate.  At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package and the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.  At the Closing Date, the Representative shall have received a certificate, signed on behalf of the Company and each Guarantor by the President or the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any executive or senior vice president, or any other person with an office equal to or greater than any of the foregoing, of the

Company and each Guarantor, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date and (iii) the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(e)   Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from Hein & Associates LLP a letter addressed to the Initial Purchasers, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information of the Company contained in the General Disclosure Package, any Issuer Free Writing Documents (other than any electronic road show) and the Offering Memorandum and any amendments or supplements to any of the foregoing.

(f)    Bring-down Comfort Letter.  At the Closing Date, the Representative shall have received from Hein & Associates LLP a letter addressed to the Initial Purchasers, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g)   Reserve Engineer Letter.  At the time of the execution of this Agreement, the Representative shall have received from CG&A a letter a letter addressed to the Initial Purchasers, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in reserve engineer letters to initial purchasers with respect to the oil and gas reserve information of the Company contained in the General Disclosure Package, any Issuer Free Writing Documents (other than any electronic road show) and the Offering Memorandum and any amendments or supplements to any of the foregoing.

(h)   Bring-down Reserve Engineer Letter.  At the Closing Date, the Representative shall have received from CG&A a letter a letter addressed to the Initial Purchasers, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date no more than three business days prior to the Closing Date.

(i)    No Downgrade.  There shall not have occurred, on or after the date of this Agreement and prior to the Closing Date, any downgrading in the rating of any debt securities of or guaranteed by the Company, any preferred stock of the Company or any debt securities, preferred stock or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities, preferred stock or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities, preferred stock or other securities has been placed on negative outlook.

(j)    DTC Eligibility.  The Securities shall be eligible for clearance and settlement through DTC.

(k)   Transaction Documents.  The Company, the Guarantors and the other parties thereto shall have executed and delivered each of the Transaction Documents and shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

(l)    Solvency Certificate.  The Company shall have furnished to the Initial Purchasers a certificate, dated as of the Closing Date, of the Chief Financial Officer of the Company as to the Solvency of the Company and the Guarantors following the consummation of the transactions.

(m)  Additional Documents.  At the Closing Date, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representative or counsel for the Initial Purchasers may otherwise reasonably request; and all proceedings taken by the Company or any Guarantor in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative.

(n)   Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Guarantors at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 2(d), 4(b), 6, 7, 13, 15, 17, 18, 19 and 20 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6.  Indemnification.

(a)           Indemnification by the Company and the Guarantors.  The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, and its and their officers, directors, employees, agents, partners and members and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or any amendment or supplement to any of the foregoing), or in any materials, presentations or information provided to investors by, or with the approval of, the Company or any Guarantor in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of, or pursuant to a judgment or other disposition in, any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Guarantors; and

(iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information about any Initial Purchaser furnished to the Company or any Guarantor by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(b)           Indemnification by the Initial Purchasers.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their respective officers, directors, employees, agents and each person, if any, who controls the

Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense equivalent to that described in the indemnity contained in subsection (a)  of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum, any Issuer Free Writing Document or the Offering Memorandum (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information relating to such Initial Purchaser furnished to the Company or any Guarantor by such Initial Purchaser through the Representative expressly for use therein.  The Company and the Guarantors hereby acknowledge and agree that the information furnished to the Company and any Guarantor by the Initial Purchasers through the Representative expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document or the Offering Memorandum (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum:  (i) the information regarding market making by the Initial Purchasers appearing in the second sentence of the seventh paragraph under such caption, (ii) the information regarding market making by the Initial Purchasers and (iii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the eighth paragraph under such caption (but only insofar as such information concerns the Initial Purchasers).

(c)           Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder; provided, however, that the failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses); provided, further, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability that it may have to such indemnified party otherwise than under this Section 6.  If any such proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying similarly notified, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to Section 6 that the indemnifying party may designate in such proceeding and shall pay the costs and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own separate counsel, but the fees and expenses of such separate counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser and the other indemnified parties referred to in Section 6(a) above shall be designated in writing by Wells Fargo; and any such separate firm for the Company, the Guarantors and the other indemnified parties referred to in Section 6(b) above shall be designated in writing by the Company.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement or notified the indemnified party in writing that it is disputing in good faith all or any non-reimbursed portion of the fees and expenses included in such request.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Initial Purchasers, in each case as determined pursuant to this Agreement, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Offering Memorandum.

The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or by the Initial Purchasers on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Securities initially purchased by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate, officer, director, employee, partner and member of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company and of each Guarantor, each officer and employee of the Company and of each Guarantor, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors.  The Initial Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company, or such subsidiary) and delivered to the Representative or counsel to the

Initial Purchasers, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, its affiliates and any of their any officers, directors, employees, partners, members or agents of any Initial Purchaser or any person controlling any Initial Purchaser, or by or on behalf of the Company, any Guarantor, any officer, director or employee of the Company or any Guarantor or any person controlling the Company or any Guarantor, and shall survive delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

(a)           Termination; General.  Wells Fargo may terminate this Agreement, by notice to the Company and the Guarantors, at any time on or prior to the Closing Date (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of Wells Fargo, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities, or (iii) (A) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) if trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or (C) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company or any Guarantor, any preferred stock of the Company or any Guarantor or any debt securities, preferred stock or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any Guarantor or any such debt securities, preferred stock or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any Guarantor or any such debt securities, preferred stock or other securities has been placed on negative outlook.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 2(d), 4(b), 6, 7, 13, 15, 17, 18, 19 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Initial Purchasers.  (a) If one or more of the Initial Purchasers shall fail at the Closing Date to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other purchaser, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then:

(i)    if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers; or

(ii)   if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any of the Company or the Guarantors (except for payment of expenses as set forth in Section 4) or on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section 10 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or Offering Memorandum or in any other documents or arrangements.  As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 10.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of any such fax to be confirmed by telephone).  Notices to the Initial Purchasers shall be directed to the Representative at Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention:  High Yield Syndicate, fax no. (704) 410-4874 (with such fax to be confirmed by telephone to (704) 383-0550); and notices to the Company or any Guarantor shall be directed to it at 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: General Counsel, fax no. (720) 305-0804 (with such fax to be confirmed by telephone to (720) 440-6100).

SECTION 12.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Guarantors and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company, the Guarantors and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company, the Guarantors and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.  Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 4:30 p.m. (New York City time) on April 4, 2013 or such other time as agreed by the Company, the Guarantors and the Representatives.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means all contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“DTC” means The Depository Trust Company.

“GAAP” means generally accepted accounting principles in the United States.

“NYSE” means the New York Stock Exchange.

“Transaction Documents” means this Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Guarantees, the Exchange Notes and the Exchange Guarantees collectively.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

All references in this Agreement to the Preliminary Offering Memorandum and the Offering Memorandum, any Issuer Free Writing Document or any amendment or supplement to any of the foregoing shall be deemed to include all versions thereof delivered (physically or electronically) to the Representatives or the Initial Purchasers.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Preliminary Offering Memorandum or the Offering Memorandum (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be; and all references in this Agreement to amendments or supplements to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum.

SECTION 16.  Permitted Free Writing Documents.  The Company and each Guarantor represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representative, it will not make, and each Initial Purchaser, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company, the Guarantors and the Representatives, it will not make, any offer relating to the Securities that (if the offering of the Securities was made pursuant to a registered offering under the 1933 Act) would constitute an “Issuer Free Writing Prospectus” (as defined in Rule 433) (any such document, a “Issuer Free Writing Document”) or that would constitute a “free writing prospectus” (as defined in Rule 405) which would be required to be filed with the Commission in connection with an offering registered under the 1933 Act, in the case of any Initial Purchasers; provided that the prior written consent of the Company, the Guarantors and the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Documents, if any, listed on Exhibit E hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representatives.

SECTION 17.  Absence of Fiduciary Relationship.  The Company and each Guarantor acknowledges and agrees that:

(a)           each of the Initial Purchasers is acting solely as an initial purchaser in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company any Guarantor, on the one hand, and any of the Initial Purchasers, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Initial Purchasers has advised or is advising the Company or any Guarantor on other matters (it being understood that in any event that no Initial Purchaser shall be deemed to have provided legal, accounting or tax advice to the Company, any Guarantor or any of their respective subsidiaries);

(b)           the offering price of the Securities and the price to be paid by the Initial Purchasers for the Securities set forth in this Agreement were established by the Company and the Guarantors following discussions and arms-length negotiations with the Representatives;

(c)           they are capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)           they are aware that the Initial Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that none of the Initial Purchasers has any obligation to disclose such interests and transactions to the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e)           the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate; and

(f)            they waive, to the fullest extent permitted by law, any claims they may have against any of the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Initial Purchasers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to them in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on their behalf or in right of them or the Company, the Guarantors or any stockholders, employees or creditors of Company or any Guarantor.

SECTION 18.  Research Analyst Independence and Other Activities of the Initial Purchasers.  The Company and the Guarantors acknowledge that the Initial Purchasers’ research analysts and research departments are required to be separate from, and not influenced by, their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the Guarantors and/or the offering that differ from the views of their respective investment banking divisions.  The Company and the Guarantors hereby waive and releases, to the fullest extent permitted by applicable law, any claims that the Company or the Guarantors may have against the Initial Purchasers arising from the fact that the views expressed by their research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Initial Purchasers’ investment banking divisions.  The Company and the Guarantors also acknowledge that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers, may make recommendations and provide other advice, and may hold long or short positions in debt or equity securities of, or derivative products related to, the companies that may be the subject of the transactions contemplated by this Agreement and the Company and the Guarantors hereby waive and releases, to the fullest extent permitted by applicable law, any claims that the Company or the Guarantors may have against the Initial Purchasers with respect to any such other activities.

SECTION 19.  Waiver of Jury Trial.  The Company, the Guarantors and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20.  Consent to Jurisdiction.  The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and the Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantors in accordance with its terms.

Very truly yours,

THE COMPANY

BONANZA CREEK ENERGY, INC.

By	/s/ Michael R. Starzer
Name: Michael R. Starzer
Title: President and Chief Executive Officer

THE GUARANTORS

BONANZA CREEK ENERGY OPERATING COMPANY, LLC

By	/s/ Michael R. Starzer
Name: Michael R. Starzer
Title: President and Chief Executive Officer

BONANZA CREEK ENERGY RESOURCES, LLC

By	/s/ Michael R. Starzer
Name: Michael R. Starzer
Title: President and Chief Executive Officer

Signature Page to Purchase Agreement

BONANZA CREEK ENERGY MIDSTREAM, LLC

By	/s/ Michael R. Starzer
Name: Michael R. Starzer
Title: President and Chief Executive Officer

BONANZA CREEK ENERGY UPSTREAM LLC

By	/s/ Michael R. Starzer
Name: Michael R. Starzer
Title: President and Chief Executive Officer

HOLMES EASTERN COMPANY, LLC

By	/s/ Michael R. Starzer
Name: Michael R. Starzer
Title: President and Chief Executive Officer

Signature Page to Purchase Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Jeff Gore
Name:	Jeff Gore
Title:	Managing Director

For itself and as Representative of the Initial Purchasers named in Exhibit A hereto.

Signature Page to Purchase Agreement

EXHIBIT A

Name of Initial Purchaser	Principal Amount of Securities

Wells Fargo Securities, LLC	$110,293,000

J.P. Morgan Securities LLC	$63,025,000

KeyBanc Capital Markets Inc.	$39,391,000

RBC Capital Markets, LLC	$39,391,000

BMO Capital Markets Corp.	$8,824,000

IBERIA Capital Partners L.L.C.	$8,824,000

Scotia Capital (USA) Inc.	$8,824,000

SG Americas Securities, LLC	$8,824,000

Capital One Southcoast, Inc.	$3,151,000

Credit Agricole Securities (USA) Inc.	$3,151,000

Global Hunter Securities LLC	$3,151,000

SunTrust Robinson Humphrey, Inc.	$3,151,000

Total	$300,000,000

A-1

EXHIBIT B

GUARANTORS

•                  Bonanza Creek Energy Operating Company, LLC

•                  Bonanza Creek Energy Resources, LLC

•                  Bonanza Creek Energy Midstream, LLC

•                  Bonanza Creek Energy Upstream, LLC

•                  Holmes Eastern Company, LLC

B-1

EXHIBIT C

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Formation	Names of General Partners/Managing Members
Bonanza Creek Energy Operating Company, LLC	DE	Bonanza Creek Energy, Inc.
Bonanza Creek Energy Resources, LLC	DE	Michael R. Starzer and Gary A. Grove
Bonanza Creek Energy Midstream, LLC	DE	Michael R. Starzer and Gary A. Grove
Bonanza Creek Energy Upstream, LLC	DE	Michael R. Starzer and Gary A. Grove
Holmes Eastern Company, LLC	DE	Bonanza Creek Energy Operating Company, LLC

C-1

EXHIBIT D

FORM OF PRICING TERM SHEET

BONANZA CREEK ENERGY, INC.

$300,000,000 6 ¾% SENIOR NOTES DUE 2021

April 4, 2013

Pricing Supplement

Pricing Supplement dated April 4, 2013 to the Preliminary Offering Memorandum dated April 1, 2013 (the “Preliminary Offering Memorandum”) of Bonanza Creek Energy, Inc. (the “Company”).  The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.  Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

Company	Bonanza Creek Energy, Inc.

Title of Securities	6 ¾% Senior Notes Due 2021 (the “Notes”)

Aggregate Principal Amount	$300,000,000

Gross Proceeds	$300,000,000 (before deducting the initial purchasers’ discount and commissions and estimated offering expenses of the Company)

Distribution	144A / Regulation S with registration rights

Maturity Date	April 15, 2021

Issue Price	100%, plus accrued and unpaid interest, if any, from April 9, 2013

Coupon	6.75%

Yield to Maturity	6.75%

Interest Payment Dates	Each April 15 and October 15, commencing October 15, 2013

Record Dates	April 1 and October 1 of each year

Trade Date	April 4, 2013

Settlement Date	April 9, 2013 (T+3)

Optional Redemption

On or after the following dates and at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed during the periods indicated below:

	Date	Percentage
	April 15, 2017	103.375%
	April 15, 2018	101.688%
	April 15, 2019 and thereafter	100.000%

Optional Redemption with Equity Proceeds	Up to 35% at 106.750% prior to April 15, 2016

Make-Whole Redemption	Make-whole redemption at the Applicable Premium (based on present value discounted at T + 50 basis points) prior to April 15, 2017

Change of Control	101% plus any accrued and unpaid interest and Special Interest, if any

Joint Book-Running Managers	Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, KeyBanc Capital

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Markets Inc. and RBC Capital Markets, LLC

Lead Manager	BMO Capital Markets Corp.

Co-Managers

IBERIA Capital Partners L.L.C., Scotia Capital (USA) Inc., SG Americas Securities, LLC, Capital One Southcoast, Inc., Credit Agricole Securities (USA) Inc., Global Hunter Securities LLC and SunTrust Robinson Humphrey, Inc.

CUSIP Numbers	144A CUSIP: 097793 AA1 Regulation S CUSIP: U09784 AA4

ISIN Numbers	144A ISIN: US097793AA13 Regulation S ISIN: USU09784AA46

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Additional Information

The principal amount of Notes to be issued in the offering increased from $250,000,000 to $300,000,000.  As of December 31, 2012, on a pro forma basis to give effect to the issuance and sale of the notes and the application of the net proceeds therefrom, we would have had total capitalization of $878.5 million and total liquidity of approximately $341.5 million, comprised of $202.0 million of availability under our revolving credit facility and approximately $139.5 million of cash and equivalents on hand.

This material is strictly confidential and has been prepared by the Company solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or notices that may appear on this Pricing Supplement below the text of this legend are not applicable to this Pricing Supplement and should be disregarded.  Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another e-mail system.

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EXHIBIT E

ISSUER FREE WRITING DOCUMENTS INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

(a)                                 Pricing Term Sheet containing the terms of the Securities, substantially in the form of Exhibit D hereto.

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